SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2002

Internet Security Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23655
(Commission File Number)

58-2362189
(IRS Employer Identification Number)

6303 Barfield Road, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 236-2600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     On November 4, 2002, Internet Security Systems, Inc. (“ISS”) filed an initial Current Report on Form 8-K with the Securities and Exchange Commission, reporting the closing of its previously announced acquisition of vCIS, Inc. (“vCIS”), a privately held California corporation based in Los Gatos, California. This report amends Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits, to include the historical financial statements of vCIS and the pro forma financial information required by Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

(i) Audited financial statements for vCIS, Inc. as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the period from inception (June 2, 2000) through December 31, 2000 and the period from inception (June 2, 2000) through December 31, 2001.

(ii) Unaudited financial statements for vCIS, Inc. as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001.

(b)	Pro Forma Financial Information.

Pro forma financial statements of Internet Security Systems, Inc. as of September 30, 2002 and for the nine months ended September 30, 2002 and the year ended December 31, 2001.

(c)	Exhibits

23.1 Consent of Ernst & Young LLP

99.1 Text of Joint Press Release of ISS and vCIS, dated October 30, 2002. *

*	Previously filed.

Report of Independent Auditors

The Board of Directors and Stockholders
vCIS, Inc.

We have audited the accompanying consolidated balance sheets of vCIS, Inc. (a development stage company) as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the period from inception (June 2, 2000) through December 31, 2000, the year ended December 31, 2001, and the period from inception (June 2, 2000) through December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of vCIS, Inc. (a development stage company) at December 31, 2000 and 2001, and the consolidated results of its operations and its cash flows for the period from inception (June 2, 2000) through December 31, 2000, the year ended December 31, 2001, and the period from inception (June 2, 2000) through December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

November 15, 2002 Atlanta, Georgia

vCIS, Inc.
(A Development Stage Company)

Consolidated Balance Sheets

	December 31

	2000	2001

Assets
Current assets:
Cash and cash equivalents	$—	$338,365
Other current assets	500	32,686

Total current assets	500	371,051
Property and equipment:
Computer equipment	3,105	60,595
Furniture and fixtures	—	1,400

	3,105	61,995
Less accumulated depreciation	—	(11,798)

Net property and equipment	3,105	50,197

Total assets	$3,605	$421,248

Liabilities and stockholders’ deficit
Current liabilities:
Notes payable	$222,000	$—
Convertible notes payable	—	1,683,000
Accounts payable	121,182	319,316
Deferred compensation	—	248,725
Accrued interest	—	44,471
Accrued expenses	—	160,839

Total current liabilities	343,182	2,456,351
Stockholders’ deficit:
Series A Preferred Stock, $0.001 par value, 3,500,000 shares authorized, 0 and 3,329,877 shares issued and outstanding, respectively	—	1,132,158
Common stock, $0.001 par value, 20,000,000 shares authorized, 0 and 10,075,000 shares issued and outstanding, respectively	—	10,075
Additional paid-in capital on common stock	—	468,875
Deferred stock compensation	—	(367,782)
Deficit accumulated during the development stage	(339,577)	(3,278,429)

Total stockholders’ deficit	(339,577)	(2,035,103)

Total liabilities and stockholders’ deficit	$3,605	$421,248

See accompanying notes.

vCIS, Inc.
(A Development Stage Company)

Consolidated Statements of Operations

	Period from		Period from
	inception		inception
	(June 2, 2000)		(June 2, 2000)
	through	Year ended	through
	December 31,	December 31,	December 31,
	2000	2001	2001

Costs and expenses:
Research and development	$305,954	$2,569,286	$2,875,240
General and administrative	33,623	325,395	359,018

Operating loss	(339,577)	(2,894,681)	(3,234,258)
Interest expense	—	44,171	44,171

Net loss	$(339,577)	$(2,938,852)	$(3,278,429)

See accompanying notes.

VCIS, Inc.
(A Development Stage Company)

Consolidated Statements of Stockholders’ Deficit

Period from Inception (June 2, 2000) through December 31, 2000, and the Year ended December 31, 2001

					Additional		Deficit
					Paid-in		Accumulated
					Capital on	Deferred	During the	Total
	Series A Preferred Stock		Common Stock		Common	Stock	Development	Stockholders'
	Shares	Amount	Shares	Amount	Stock	Compensation	Stage	Deficit

Balance at inception (June 2, 2000)	—	$—	—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	—	(339,577)	(339,577)

Balance at December 31, 2000	—	—	—	—	—	—	(339,577)	(339,577)
Issuance of common stock at $.001 per share	—	—	10,000,000	10,000	—	—	—	10,000
Capital contribution	—	—	—	—	19,907	—	—	19,907
Issuance of Series A Preferred Stock at $.34 per share	3,329,877	1,132,158	—	—	—	—	—	1,132,158
Grant of compensatory stock options	—	—	—	—	407,446	(407,446)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	39,664	—	39,664
Issuance of warrant	—	—	—	—	39,047	—	—	39,047
Issuance of common stock from option exercise	—	—	75,000	75	2,475	—	—	2,550
Net loss	—	—	—	—	—	—	(2,938,852)	(2,938,852)

Balance at December 31, 2001	3,329,877	$1,132,158	10,075,000	$10,075	$468,875	$(367,782)	$(3,278,429)	$(2,035,103)

See accompanying notes.

vCIS, Inc.
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Period from		Period from
	inception		inception
	(June 2, 2000)	Year ended	(June 2, 2000)
	through	December 31,	through
	December 31, 2000	2001	December 31, 2001

Operating activities
Net loss	$(339,577)	$(2,938,852)	$(3,278,429)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	11,798	11,798
Amortization of deferred stock compensation	—	39,664	39,664
Expense related to warrant issuance	—	39,047	39,047
Changes in operating assets and liabilities:
Other current assets	(500)	(32,186)	(32,686)
Accounts payable	121,182	198,134	319,316
Deferred compensation	—	248,725	248,725
Accrued interest	—	44,471	44,471
Accrued expenses	—	160,839	160,839

Net cash used in operating activities	(218,895)	(2,228,360)	(2,447,255)
Investing activities
Purchases of property and equipment	(3,105)	(58,890)	(61,995)

Net cash used in investing activities	(3,105)	(58,890)	(61,995)
Financing activities
Proceeds from issuances of Series A Preferred Stock	—	962,158	962,158
Proceeds from issuances of Common Stock	—	9,907	9,907
Proceeds from exercise of stock options	—	2,550	2,550
Proceeds from issuance of convertible notes payable	222,000	1,651,000	1,873,000

Net cash provided by financing activities	222,000	2,625,615	2,847,615

Net increase in cash and cash equivalents	—	338,365	338,365
Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$—	$338,365	$338,365

Noncash transactions:
Conversion of convertible notes payable to Series A Preferred Stock	$—	$170,000	$170,000

Cancellation of $20,000 of notes payable for $93 of common stock and a capital contribution of $19,907 as additional paid-in capital on common stock	$—	$20,000	$20,000

See accompanying notes.

vCIS, Inc.
(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2000 and 2001

1. Description of Business

vCIS, Inc. (the “Company”) was incorporated June 2, 2000 in the state of California to develop and market pre-emptive behavioral inspection technology that is intended to prevent malicious code from executing and causing damage to enterprise networks. The Company is considered to be a development stage company for financial reporting purposes. Development of the product is not complete and, therefore, no revenue has been generated from inception through December 31, 2001. The Company’s business strategy involves the development and marketing of advanced technological products to certain emerging markets. Inherent in such a strategy are risks of rapid technological changes and unknown growth of future markets. The future outcome of the Company’s business operations may be adversely affected by any of these risks.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has been in the development stage and has incurred operating losses since inception. In order to continue operations in accordance with the Company’s growth plans, management believes that the Company will need additional financing resources. As described in Note 13, the Company was acquired on October 30, 2002.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, vCIS Australia Pty Limited (“vCIS Australia”). All significant intercompany accounts and transactions have been eliminated in consolidation. Net assets (liabilities) of vCIS Australia as of December 31, 2000 and 2001 were $0 and $(11,372), respectively.

2. Summary of Significant Accounting Policies (continued)

Foreign Currency Transactions

vCIS Australia is located in Australia and conducts substantially all of the Company’s software development activities. The functional currency of vCIS Australia is the U.S. dollar as vCIS Australia’s development activities are funded entirely by the Company’s corporate office in the United States. Assets and liabilities, representing amounts receivable from and payable to others in foreign currencies, are converted to U.S. dollars at the current exchange rate in effect at the end of the accounting period with the related unrealized gain or loss charged to other income or expense in the consolidated statements of operations. The portion of consolidated net loss attributable to the operating activities in Australia for the period from inception (June 2, 2000) through December 31, 2000 and the year ended December 31, 2001 was $0 and $59,671, respectively. The aggregate foreign currency exchange loss included in determining net loss for the year ended December 31, 2001 was $1,734.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the consolidated financial statements.

Cash Equivalents

Cash equivalents include all highly liquid investments with maturities of three months or less when purchased.

2. Summary of Significant Accounting Policies (continued)

Software Development Costs

Research and development costs are charged to expense as incurred. Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“SFAS 86”), certain software development costs are to be capitalized from the date of attaining technological feasibility for the related software product through the date when the product is available for general release to customers. As of December 31, 2001, technological feasibility of the Company’s software had not been established. Accordingly, as of December 31, 2001 and 2000, no software development costs had been capitalized.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method for financial reporting purposes over the estimated useful lives of the assets (generally three years).

Stock-Based Compensation

The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. As permitted by SFAS 123, the Company continues to account for stock-based compensation in accordance with APB 25 and has elected the pro forma disclosure alternative of SFAS 123.

3. Notes Payable

The Company issued notes payable (“Notes Payable”) to investors in exchange for cash of $222,000 in the period from inception (June 2, 2000) through December 31, 2000. During the year ended December 31, 2001, stockholders and Note Payable holders canceled Notes Payable with aggregate outstanding principal balances of $190,000 in exchange for 500,000 shares of Series A Preferred Stock at a price of $0.34 per share (see Note 5), 93,000 shares of common stock at a price of $0.001 per share, and a capital contribution of $19,907, which was recorded in additional paid-in capital on common stock. The remaining $32,000 of Notes Payable was exchanged for Convertible Notes Payable in 2001. As such, the outstanding principal balances under Notes Payable at December 31, 2000 and 2001 were $222,000 and $0, respectively.

4. Convertible Notes Payable

The Company entered into convertible note payable (“Convertible Note Payable”) agreements with investors, certain of which were also holders of the Company’s common stock or Series A Preferred Stock, in exchange for cash of $1,651,000 in the year ended December 31, 2001. In addition, during 2001, $32,000 of Notes Payable was exchanged for Convertible Notes Payable. As such, the outstanding principal balances under the Convertible Notes Payable at December 31, 2000 and 2001 were $0 and $1,683,000, respectively.

The Convertible Notes Payable accrue interest at an annual rate of 8 percent and mature on April 15, 2002, at which time the principal and accrued interest is payable. Holders of the Convertible Notes Payable may elect to convert their Convertible Notes Payable into securities issued by the Company in a qualified equity financing, as defined, with aggregate proceeds to the Company of less than $5 million (“Interim Financing”), at the purchase price paid by and upon the same terms and conditions applicable to the investors in such Interim Financing. The Convertible Notes Payable shall be automatically converted upon the Company receiving a qualified equity financing, as defined, with aggregate proceeds to the Company of a minimum of $5 million (“Automatic Financing”), into securities issued by the Company in such Automatic Financing at the purchase price paid by and upon the same terms and conditions applicable to the investors in such Automatic Financing.

In the event that the principal balance of a Convertible Note Payable is not converted in an Interim Financing or an Automatic Financing prior to the April 15, 2002 maturity date, holders of the Convertible Notes Payable shall, upon and after the April 15, 2002 maturity date for so long as there is an outstanding principal balance under the Convertible Notes Payable, have the option to convert the outstanding principal balance of the Convertible Notes Payable into shares of the then most recently authorized series of preferred stock of the Company at a conversion rate corresponding to a $10 million valuation of the Company on a fully-diluted basis calculated as of the time of such conversion. The Convertible Notes Payable shall become immediately due and payable upon commencement of any proceeding in bankruptcy or other such dissolution or liquidation of the Company.

4. Convertible Notes Payable (Continued)

In conjunction with issuance of the Convertible Notes Payable, each Convertible Note Payable holder received a stock purchase warrant (the “Warrant”) to purchase shares of the Company’s securities. The warrant expires April 15, 2004. Holders of the Warrant shall have the option, at any time on or after the close of an Interim Financing or an Automatic Financing in which the Convertible Notes Payable are converted into equity securities of the Company (“Triggering Financing”) and on or prior to the close of business on April 15, 2004, to purchase the number of shares of securities issued by the Company in such Triggering Financing equal to the quotient of an amount equal to 25 percent of the respective Convertible Note Payable holder’s principal balance under the Convertible Note Payable, divided by the issuance price per share of the securities issued by the Company in the Triggering Financing. The exercise price per share of securities purchased under the Warrants shall be the issuance price per share of the securities issued by the Company in the Triggering Financing. No value was assigned to these Warrants at December 31, 2000 and 2001, as the exercisability of the Warrants is contingent upon a future event.

5. Stockholders’ Deficit

In January 2001, the Company amended its articles of incorporation to decrease the authorized shares of common stock from 30,000,000 shares to 20,000,000 shares, decrease the authorized shares of preferred stock from 20,000,000 shares to 3,500,000 shares, and to designate the 3,500,000 shares of preferred stock as Series A Preferred Stock.

Preferred Stock

The Company entered into stock purchase agreements with certain investors in January and February 2001, under which the Company issued an aggregate of 3,329,877 shares of Series A Preferred Stock in exchange for cash and cancellation of Notes Payable at a purchase price of $0.34 per share or in aggregate, $1,132,158.

Holders of Series A Preferred Stock are entitled to non-cumulative dividends equal to any per share amount declared on common stock. In addition, holders of Series A Preferred Stock are entitled to non-cumulative dividends at an annual rate of $0.0272 per share, when and if declared, prior and in preference to any dividends declared on common stock. As of December 31, 2001, no dividends had been declared on the Series A Preferred Stock.

The Series A Preferred Stock is convertible, at the holders’ option, into an equal number of shares of common stock. Conversion is automatic upon the occurrence, with certain restriction, of an underwritten public offering of the Company’s common stock. The Series A Preferred Stock has a preference in the event of any liquidation, sale, or similar event of the Company equal to $0.34 per share, plus any declared and unpaid dividends. Holders of the Series A Preferred Stock are entitled to vote based on the number of shares of common stock issuable upon conversion. As of December 31, 2001, 3,500,000 shares of common stock were reserved for issuance upon conversion of the Series A Preferred Stock.

5. Stockholders’ Deficit (continued)

Common Stock

In June 2000, the Company’s Board of Directors approved the issuance of 1,000,000 shares of common stock to founders and service providers of the Company at a price of $0.001 per share, which represents the then estimated fair value of the common stock. The Company did not execute the issuance of common stock to the founders and service providers as approved in June 2000 by the Company’s Board of Directors. In January 2001, the Company issued 10,000,000 shares of common stock to founders and service providers of the Company in exchange for cash and cancellation of notes payable at $0.001 per share, which represents the then estimated fair value of the common stock as determined by the Company’s Board of Directors in the absence of publicly-traded market prices.

Management of the Company believes that no shares of its common stock were legally issued and outstanding from inception (June 2, 2000) through January 2001. As such, common stock is presented in the consolidated financial statements as having no shares issued and outstanding during the period from inception (June 2, 2000) through January 2001.

On January 12, 2001, in connection with the issuance of certain shares of the Company’s common stock, the Company entered into restricted stock agreements with the holders of 3,000,000 shares of the Company’s common stock. Under these agreements, the Company has the right to purchase the common stock held by these stockholders for $0.001 per share upon the termination of the stockholder’s employment with the Company under certain circumstances. Upon certain other employment termination events, as defined in the agreements, certain portions of such common stock owned by a stockholder, whose employment with the Company has been terminated, may be purchased by the Company at the then current fair value of the common stock. The Company’s right to purchase these shares expires at the rate of 900,000 shares in January 2001 and ratably thereafter through March 31, 2002 or immediately upon a qualified merger or sale of the Company, as defined in the agreements. The Company’s right expired unexercised.

5. Stockholders’ Deficit (continued)

Common Stock (continued)

Under the terms of stockholder agreements, the stockholders are subject to certain restrictions on the transfer or sale of shares of their common stock and the Company has the right of first refusal to purchase shares from selling stockholders following certain permitted transfers, as defined.

Warrants

On February 12, 2001, the Company issued a warrant to purchase 134,645 shares of the Company’s Series A Preferred Stock at an exercise price of $0.34 per share to a third party as consideration for investment banking services. The warrant is exercisable at any time and expires February 12, 2008. The estimated fair value of the warrant of $39,047 was charged to expense in the year ended December 31, 2001. The fair value was estimated at the date of grant using the Black-Scholes fair value option pricing valuation model with the following assumptions: risk-free interest rate of 5.51%; no dividend yields; volatility of 1.28; and an expected life of the warrants of 5 years.

6. Stock Option Plans

In January 2001, the Company established a stock option plan (the “Plan”), which provides for the grant of options to purchase up to 2,500,000 shares of the Company’s common stock to key employees and consultants of the Company. Unless otherwise specified, outstanding options vest over three to four years and unexercised options expire ten years after the date of grant.

During May, July, and October of 2001, options to purchase 1,924,000 shares of common stock were granted to key employees and consultants at an exercise price of $0.034 per share. At the dates of grant of such stock options, the then estimated fair value of the Company’s common stock is estimated by the Company’s Board of Directors to be $0.238 per share. Accordingly, the Company recorded deferred stock compensation of $0.204 per share on employee options to purchase 1,631,500 shares of common stock or an aggregate of $337,671. In addition, the Company recorded deferred stock compensation of $69,775 on non-employee options to purchase 292,500 shares of common stock, as estimated to represent the fair value of such options as of December 31, 2001 using the Black-Scholes fair value option pricing valuation model with the following assumptions: risk-free interest rate of 5.51%; no dividend yields; volatility of 1.28; and an expected life of the options of 5 years. These options are being accounted for as variable awards until the vesting periods are complete. Such deferred stock compensation is being charged to expense ratably over the vesting periods of the options (generally three to four years). During the year ended December 31, 2001, $39,664 of deferred stock compensation was charged to expense.

As of December 31, 2001, outstanding options to purchase 1,458,917 shares of common stock were exercisable.

As of December 31, 2001, 2,500,000 shares of common stock were reserved for issuance under the Plan.

6. Stock Option Plans (Continued)

For all options outstanding as of December 31, 2001, the weighted-average exercise price is $0.034 and the weighted-average remaining contractual life is 9.99 years.

For pro forma information purposes under SFAS 123, the fair value for options granted was estimated at the date of grant using the minimum value option pricing model with the following weighted average assumptions: risk-free interest rate of 5.51%; no dividend yields; volatility of 1.28; and an expected life of the options of 5 years.

At December 31, 2001, the weighted average fair value of the options granted during 2001 equaled $0.238 per share. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting periods. The Company’s pro forma net loss for 2001 was $(2,940,435).

7. Deferred Compensation

Deferred compensation represents salaries to certain employees for the months of October, November and December of 2001 that were unpaid as of December 31, 2001 due to the Company’s limited availability of cash during that period.

8. Operating Leases

The Company rents office space under operating lease agreements. Rent expense for the period from inception (June 2, 2000) through December 31, 2000 and the year ended December 31, 2001 was approximately $0 and $47,000, respectively. Future minimum payments under all non-cancelable operating leases at December 31, 2001 are summarized below:

Year ending December 31:
2002	$58,000
2003	25,000

Total future minimum lease payments	$83,000

9. Income Taxes

As of December 31, 2000 and 2001, the Company had approximately $340,000 and $2,650,000 respectively, of net operating losses available for offset against future taxable income. Such net operating losses expire in 2020 and 2021. The Company’s ability to utilize its net operating losses to offset future taxable income may be limited due to changes in ownership pursuant to Internal Revenue Code Section 382.

Net deferred income taxes of approximately $129,000 and $1,117,000 at December 31, 2000 and 2001, respectively, relate primarily to net operating loss carryforwards and have been offset entirely by a valuation allowance.

10. Employee Benefit Plan

In 2001, the Company adopted a 401(k) plan (the “Plan”) for the benefit of eligible employees and their beneficiaries. Essentially all employees are eligible to participate in the Plan. The Company’s contributions to the Plan are discretionary. The Company made no contributions to the Plan during 2001.

11. Contingencies

The Company is subject to claims arising in the ordinary course of its business. In the opinion of management the ultimate resolution of such pending matters will not have a material effect on the Company’s financial position.

12. Related Party Transactions

During the year ended December 31, 2001, the Company paid cash of approximately $56,000 to two stockholders of the Company as compensation for services provided as consultants. These cash payments were determined by management of the Company to represent the fair value of such services.

13. Subsequent Events

During February, March, and May of 2002, the Company entered into Convertible Notes Payable with investors, certain of which were also holders of the Company’s common stock or Series A Preferred Stock, in exchange for cash of $1,637,970. The Convertible Notes Payable accrue interest at an annual rate of 8 percent and mature on April 15, 2002 and September 30, 2002, at which time the principal and accrued interest is payable.

During February of 2002, the Company entered into an agreement to amend and restate the Convertible Notes Payable to extend the maturity date from April 15, 2002 to September 30, 2002.

During April, May, June, and August of 2002, options to purchase 1,025,000 shares of common stock were granted to employees with vesting over four-year periods, at an exercise price of $0.034 per share.

On May 20, 2002, the Plan was amended by increasing the number of shares reserved for issuance under the Plan to a total of 3,100,000.

On June 7, 2002, the Company issued a warrant to Internet Security Systems, Inc. (“ISS”) with substantially the same terms as the Warrant, as described in Note 4.

On June 10, 2002, the Company obtained a line of credit for $870,000 from Internet Security Systems, Inc. (“ISS”).

On August 14, 2002, ISS and the Company agreed to extend the borrowing capacity under the aforementioned line of credit from $870,000 to $1,125,000.

On August 23, 2002, ISS and the Company agreed to extend the borrowing capacity under the aforementioned amended line of credit form $1,125,000 to $2,625,000.

As of October 30, 2002, $1,945,000 had been advanced to the Company by ISS under the line of credit.

On September 29, 2002, the Company entered into an agreement to amend and restate Convertible Notes Payable to provide for the automatic conversion of the Convertible Notes Payable and the Warrant into the Company’s common stock immediately prior to the consummation of a merger, consolidation or sale of assets of the Company, and the extension of the maturity date of the Convertible Notes Payable from September 30, 2002 to December 31, 2002.

On October 2, 2002, the Company issued a warrant to purchase 12,318 shares of the Company’s Common Stock at an exercise price of $0.64945 per share to a third party as consideration for investment banking services. The warrant is exercisable upon a Change in Control in the Company and expires May 1, 2006.

13. Subsequent Events (continued)

On October 30, 2002, ISS acquired all outstanding shares of the Company’s Series A Preferred Stock and common stock, assumed outstanding options to purchase common stock, and assumed all convertible notes payable for aggregate consideration of approximately 1,000,000 shares of ISS common stock.

vCIS, Inc
Condensed Consolidated Balance Sheets

	September 30, 2002	December 31,
	(Unaudited)	2001

ASSETS
Current assets:
Cash and cash equivalents	$424,597	$338,365
Other current assets	19,535	32,686

Total current assets	444,132	371,051
Property and equipment:
Computer equipment	140,728	60,595
Furniture and fixtures	2,224	1,400

	142,952	61,995
Less accumulated depreciation	37,160	11,798

	105,792	50,197
Other assets	3,534

Total assets	$553,458	$421,248

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$176,382	$319,316
Accrued expenses	227,126	454,035
Notes Payable	4,978,960	1,683,000

Total current liabilities	5,382,468	2,456,351
Stockholders’ deficit:
Preferred stock	1,132,158	1,132,158
Common stock	65,133	10,075
Additional paid-in-capital on common stock	448,968	468,875
Deferred compensation	(304,469)	(367,782)
Deficit accumulated during the development stage	(6,170,800)	(3,278,429)

Total stockholders’ deficit	(4,829,011)	(2,035,103)

Total liabilities and stockholders’ equity	$553,458	$421,248

See accompanying notes.

vCIS, Inc.
Condensed Consolidated Statements of Operations

			Period from
	Nine Months Ended		inception
	September 30,		(June 2, 2000)
			through
	2002	2001	September 30,
	(Unaudited)	(Unaudited)	2002

Costs and expenses:
Research and development	$2,365,238	$1,814,857	$5,240,478
General and administrative	348,723	273,544	707,741

Operating loss	(2,713,961)	(2,088,401)	(5,948,219)
Interest expense	(159,000)	(27,885)	(203,171)

Net loss	$(2,872,961)	$(2,116,286)	$(6,151,390)

See accompanying notes.

vCIS, Inc.
Condensed Consolidated Statements of Cash Flows

			Period
			from
			inception
	Nine Months Ended September 30,		(June 2, 2000)
			through
	2002	2001	September
	(unaudited)	(unaudited)	30, 2002

Operating activities:
Net loss	$(2,872,961)	$(2,116,286)	$(6,151,390)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	25,362	6,163	37,160
Amortization of deferred stock compensation	63,313	14,001	102,977
Expense related to warrant issuance			39,047
Changes in assets and liabilities:
Other current assets	13,151	(72,242)	(19,535)
Other assets	(3,534)	0	(3,534)
Accounts payable	(142,934)	175,782	176,382
Accrued expenses	(226,909)	0	227,126

Net cash (used in) provided by operating executives	(271,551)	123,704	559,623
Investing activities:
Purchase of property and equipment	(80,133)	(50,239)	(142,128)

Net cash used in investing activities	(80,133)	(50,239)	(142,128)
Financing activities:
Proceeds from issuance of convertible notes payable	3,295,960	1,052,276	5,168,960
Proceeds from issuance of mandatorily convertible Preferred Stock	0	962,158	962,158
Proceeds from exercise of stock options	35,151	288	37,701
Proceeds from issuances of Common Stock			9,907

Net cash provided by financing activities	3,331,111	2,014,722	6,178,726
Net impact on cash from foreign currency translation adjustment	(20,233)	47,433	(20,233)
Net increase in cash	86,232	19,334	424,597
Cash at beginning of period	338,365	0	0

Cash at end of period	$424,597	$19,334	$424,597

See accompanying notes.

VCIS, Inc.
Notes to Condensed Consolidated Financial Statements

1. The Company and Basis of Presentation

vCIS, Inc. (“vCIS” or the “Company”) was incorporated June 2, 2000 in the state of California to develop and market pre-emptive behavioral inspection technology that is intended to prevent malicious code from executing and causing damage to enterprise networks. The Company is considered to be a development stage company for financial reporting purposes. Development of the product is not complete, and, therefore no revenue has been generated from inception through September 30, 2001.

The accompanying unaudited financial statements of vCIS have been prepared in conformity with accounting principles generally accepted in the United States. However, certain information or footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments (which are of a normal and recurring nature) necessary for the fair presentation of the financial information set forth therein. The interim financial statements should be read in conjunction with the financial statements of vCIS for the year ended December 31, 2001. The balance sheet as of December 31, 2001 has been derived from audited financial statements but does not include all disclosure required by generally accepted accounting principles in the United States. Such disclosures are included in the audited financial statements also included in this
Form 8-K filing. The interim results presented herein are not necessarily indicative of the results of operations that may be expected for the full fiscal year or any other future period.

2. Summary of Significant Accounting Policies

The Company entered into convertible notes payable (“Convertible Note Payable”) agreements with investors, certain of which were also holders of the Company’s common stock or Series A Preferred Stock, in exchange for cash of $1,637,970 during the period ended September 30, 2002. The outstanding principle balances under the Convertible Notes Payable at December 31, 2001 and September 30, 2002 were $1,683,000 and $3,265,960, respectively. The Convertible Notes Payable accrued interest at an annual rate of 8 percent. The Convertible notes Payable were converted to common stock of vCIS on October 30, 2002.

The Company entered into a convertible line of credit note (“Convertible Line of Credit”) agreement with an investor on June 7, 2002. Under the terms of the convertible line of credit, vCIS was entitled to borrow money as needed to fund operations. Initially, the limit of funds available under the Convertible Line of Credit was $870,000, and this amount was increased by mutual consent to $2,625,000.

The Convertible Line of Credit accrues interest at an annual rate of 8 percent. Holders of the Convertible Line of Credit may elect to convert their Convertible Line of Credit into securities issued by the Company in a qualified equity financing, as defined, with aggregate proceeds to the Company of less than $5 million (“Interim Financing”), at the purchase price paid by and upon the same terms and conditions applicable to the investors in such Interim Financing. The Convertible Line of Credit shall be automatically converted upon the Company receiving a qualified equity financing, as defined, with aggregate proceeds to the Company of a minimum of $5 million (“Automatic Financing”), into securities issued by the Company in such Automatic Financing at the purchase price paid by and upon the same terms and conditions applicable to the investors in such Automatic Financing.

3. Subsequent Event

On October 30, 2002, Internet Security Systems, Inc. (“ISS”) acquired all outstanding shares of the Company’s Series A Preferred Stock and common stock, assumed outstanding options to purchase common stock, and assumed all convertible notes payable (which had been converted to vCIS common stock immediately prior to the transaction) for aggregate consideration of approximately 1,000,000 shares of ISS common stock.

PRO FORMA FINANCIAL INFORMATION FOR INTERNET SECURITY SYSTEMS

OVERVIEW

On August 23, 2002 Internet Security Systems, Inc. (“ISS” or the “Company”) reached a definitive agreement to acquire vCIS, Inc., a privately held corporation in Santa Clara, California (“vCIS”). On October 30, 2002, ISS issued approximately 965,740 shares of ISS Common Stock, valued at $16,292,034 to vCIS shareholders based on the predetermined exchange ratio of .047699 shares of ISS common stock for each share of vCIS common stock. The outstanding preferred stock, convertible notes, and warrants of vCIS had been converted to vCIS common stock immediately prior to the merger. ISS also assumed all of the outstanding vCIS employee stock options valued at approximately $567,456. ISS estimates that the acquisition expenses will approximate $800,000, which primarily consists of legal and accounting fees.

In addition, ISS made a series of cash investments in vCIS prior to the date of merger totaling $1,945,000. The investments were in the form of a convertible line of credit note that allowed ISS to convert the balance due to equity in vCIS at a rate consistent with the lowest price offered to other investors in any new equity financing offered by vCIS. ISS contributed the balance owed to capital as of the date of merger. The combined total of the common stock issued, options assumed, cash investments and acquisition costs is approximately $19,604,490 based on the average closing price of ISS stock on August 23, 2002 and the two trading days before and after this date.

With respect to stock options assumed as part of the merger, all vCIS employee stock options became exercisable for shares of ISS Stock (at the predetermined exchange ratio of .047699 ISS shares for each vCIS share) and are included as part of the purchase price based on their fair value as of August 23, 2002. Any unvested vCIS options assumed by ISS are also included in the purchase price based on their fair value; however, the portion of the intrinsic value of the unvested options that will be deemed to be earned over the remaining vesting period of those options has been allocated to deferred compensation and will be amortized over the remaining vesting period. The fair value of the options to be assumed has been based on the Black-Scholes option pricing model using the following assumptions: fair market value of the underlying shares which is based on the closing price of ISS’s common stock on the agreement date of August 23, 2002; expected life of two years for vested options and five years for unvested options; expected volatility of .91, no expected dividend yield; and risk-free interest rate of approximately 4.5%.

The aggregate purchase price has been allocated based on a valuation of the vCIS assets, intangibles and in-process research and development. The allocation is as follows:

Net assets of vCIS	$149,950
In-Process R & D	14,100,000
Assembled Workforce	900,000
Deferred Compensation	152,834
Excess purchase price	4,301,706

Total	$19,604,490

The tangible assets of vCIS acquired in the merger consist primarily of cash and fixed assets. The liabilities of vCIS assumed in the merger consist primarily of accounts payable and accrued expenses.

vCIS is a development stage company and does not meet the definition of a business under EITF 98-3. As required by paragraph 9 of SFAS 142, we have allocated the excess purchase price to the assets acquired in proportion to their relative values. Because the in-process research and development is the only significant asset of the company, the in-process research and development is allocated substantially all of the excess purchase price. The excess purchase price is allocated to assets as follows:

		Allocated
	Fair Value	Purchase Price

Cash and Equivalents	$424,597	$424,597
Prepaid Expenses	19,535	25,090
Furniture and Equipment	105,792	135,873
Other Assets	3,534	4,539
In-Process Research and Development	14,100,000	18,109,162
Assembled Work Force	900,000	1,155,904
Excess Purchase Price	4,301,706

Total	$19,855,165	$19,855,165

In-process research and development has not reached technological feasibility based on identifiable risk factors, which indicate that even though successful completion is expected, it is not assured at the acquisition date and will be immediately charged to operations. vCIS is developing a protection kernel that uses behavior analysis technology to identify viruses, Trojans, worms, and other forms of malicious code. The technology operates on classes of viruses rather than on individual viruses. It conducts real-time assessments of all executable program files, in a safe environment, and cleans the files before they are allowed to execute within an actual system.

At the time the merger transaction was concluded, the vCIS technology had not reached technological feasibility. vCIS had no marketable product and several key components of the technology had not been completed. Furthermore, the company has not identified any alternative uses for the technology at its current stage of development.

The value of the vCIS in-process technology was estimated using the excess-earnings method, a form of the income approach that quantifies the cash flow attributable to intangible assets. The excess-earnings method captures the value of an intangible asset by discounting to present value the earnings of the asset that remain after a deduction for a return on contributory assets. Contributory assets normally include working capital, fixed assets, and other intangible assets.

After a fair return on tangible and other intangible assets is subtracted, the remaining excess cash flow is attributed to the intangible asset being valued. The excess-earnings method explicitly recognizes that the current value of an investment is premised upon the expected receipt of future economic benefits, such as cost savings, periodic income, or sale proceeds. Indications of value are developed by discounting future net cash flows attributed to the technologies to their present value at a rate that reflects the current return requirements of the market and, in the case of the in-process technology, the risks inherent in the completion of the development efforts.

For the purpose of valuing the in-process research and development, ISS management projected revenue and costs for the vCIS business.

The company identified three potential applications for the technology that had differing time-tables for completion. In identifying the potential cash flow from the technology, the first two applications were assumed to be generally available in early to mid 2003, while the last of the three was assumed to be generally available at the beginning of 2004. Total cost to complete the technology for use in all three applications was assumed to be $3,500,000. These assumptions have a degree of uncertainty given that this is new, unproven technology. As evidence of such uncertainty, the timing of availability of the first two applications may be extended to the second half of 2003 instead of early to mid 2003 as assumed at the time of acquisition.

The technology was assumed to have a total life of 15 years, however, revenue attributable to the technology was assumed to begin decreasing after approximately 8 years. Revenue attributable to the technology was assumed to be $4,900,000 for 2003 and is assumed to grow at various rates averaging approximately 40% until 2011 when it begins decreasing. We have assumed costs of goods sold, including cost of providing support, to be 15% of revenue. In addition, general and administrative expenses are assumed to be 7.5% of revenue and selling and marketing expenses are assumed to be 30% of revenue. When computing the discounted cash flows associated with each potential application, we adjusted the discount rate to reflect the different level of risk associated with a longer development cycle. In other words, because the third application requires more additional development than the other two, there is a higher level of risk that this project will ultimately be successful. An independent investor would require a higher rate of return to compensate for this additional risk. The discount rate used to determine present value was 42% for the two earlier applications, and 55% for the last available application.

The value of the deferred compensation was derived using the guidance of Financial Accounting Standards Board Interpretation number 44. The intrinsic value of each unvested option was identified and allocated to the periods before and after the acquisition. The deferred compensation is the portion deemed to be earned after the acquisition.

The value of the assembled workforce was derived using a replacement cost approach. The replacement cost includes search fees and expenses, estimated cost of interview time, estimated costs of training new employees, and reduced productivity of employees before training is completed.

The unaudited pro forma condensed consolidated statement of operations set forth below for the year ended December 31, 2001 gives effect to the acquisition as if it occurred on January 1, 2001. It has been derived from the Company’s historical consolidated statement of operations for the year ended December 31, 2001 and from the vCIS condensed consolidated statement of operations for its fiscal year ended December 31, 2001.

The unaudited pro forma condensed consolidated statement of operations set forth below for the period ended September 30, 2002 gives effect to the acquisition as if it occurred on January 1, 2001. It has been derived from the Company’s unaudited historical consolidated statement of operations for the period ended September 30, 2002 and from the vCIS unaudited consolidated statement of operations for the same period.

The unaudited pro forma consolidated balance sheet as of September 30, 2002 has been derived from the unaudited interim consolidated balance sheets of each entity at such date, assuming the acquisition occurred at such date.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported if the acquisition had been consummated on the date indicated, or which may be reported in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes of ISS and the audited financial statements and related notes of vCIS.

UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2002

			Pro Forma		Internet Security
	Internet Security		Acquisition		Systems, Inc.
	Systems, Inc.	vCIS, Inc.	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$123,699,000	424,597			$124,123,597
Marketable securities	54,792,000	0			54,792,000
Accounts receivable, less allowance for doubtful accounts	63,102,000	0			63,102,000
Inventory	2,273,000	0			2,273,000
Prepaid expenses and other current assets	6,280,000	19,535	5,555	B	6,305,090

Total current assets	250,146,000	444,132	5,555		250,595,687
Property and equipment:
Computer equipment	36,591,000	140,728	30,081	B	36,761,809
Office furniture and equipment	22,287,000	2,224			22,289,224
Leasehold improvements	20,258,000	0			20,258,000

	79,136,000	142,952	30,081		79,309,033
Less accumulated depreciation	36,035,000	37,160			36,072,160

	43,101,000	105,792	30,081		43,236,873
Restricted marketable securities	12,500,000	0			12,500,000
Goodwill, less accumulated amortization	200,464,000	0	0		200,464,000
Other intangible assets, less accumulated amortization	15,384,000	0	14,100,000	A	15,384,000
			4,009,162	B
			(18,109,162	)H
Assembled workforce			900,000	A	1,155,904
			255,904	B
Other assets	9,296,000	3,534	1,005	B	9,300,539

Total assets	$530,891,000	553,458	1,192,545		532,637,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,803,000	176,382			2,979,382
Accrued expenses	20,591,000	227,126	800,000	C	21,618,126
Deferred revenues	52,092,000	0			52,092,000
Current Debt		4,978,960	(3,265,960	)D	—
			(1,713,000	)E

Total current liabilities	75,486,000	5,382,468	(4,173,960)		76,689,508
Other non-current liabilities	2,290,000				2,290,000
Stockholders’ equity:		0
Preferred stock		1,132,158	(1,132,158	)F	—
Common stock	48,000	65,133	(65,133	)F	48,000
Additional paid-in-capital	442,037,000	448,968	18,355,523	F	460,841,491
Deferred compensation	(745,000)	(304,469)	304,469	F	(897,834)
			(152,834	)G
Accumulated other comprehensive income (loss)	(806,000)	0			(806,000)
Retained earnings	14,570,000	(6,170,800)	6,170,800	F	(3,539,162)
			(18,109,162	)H
Less treasury stock, at cost (130,000 shares)	(1,989,000)	0			(1,989,000)

Total stockholders’ equity	453,115,000	(4,829,011)	5,371,505		453,657,495

Total liabilities and stockholders’ equity	$530,891,000	$553,458	$1,192,545		$532,637,003

FOR THE PERIOD ENDING SEPTEMBER 30, 2002
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

			Pro Forma		Internet Security
	Internet Security		Acquisition		Systems, Inc.
	Systems, Inc.	vCIS, Inc.	Adjustments		Pro Forma

Revenues:
Product licenses and sales	$90,550,000				$90,550,000
Subscriptions	67,263,000				67,263,000
Professional services	22,363,000				22,363,000

	180,176,000				180,176,000
Costs and expenses:
Cost of revenues:
Product	5,599,000				5,599,000
Subscriptions and services	38,637,000				38,637,000

Total cost of revenues	44,236,000				44,236,000
Research and development	26,120,000	2,365,238	25,280	I	28,510,518
Sales and marketing	70,369,000				70,369,000
General and administrative	18,194,000	348,723	23,907	I	18,566,630
Amortization of intangibles & stock based compensation	4,286,000		288,976	L	4,574,976

	163,205,000	2,713,961	338,163		166,257,124
Operating income	16,971,000	(2,713,961)	(338,163)		13,918,876
Interest income (expense), net	2,479,000	(159,000)			2,320,000
Minority Interest	(273,000)				(273,000)
Other income — Note A	3,904,000				3,904,000
Exchange gain (loss)	68,000				68,000

Income before income taxes	23,149,000	(2,872,961)	(338,163)		19,937,876
Provision for income taxes (@ 36% for pro forma)	9,314,000		(1,034,266	)J	8,279,734

Net income	$13,835,000	(2,872,961)	696,103		$11,658,142

Basic net income (loss) per share of Common Stock	$0.29				$0.24

Diluted net income per share of Common Stock	$0.28				$0.23

Weighted average number of shares:
Basic	48,080,000		K		49,045,740

Diluted	48,865,000		K		49,865,000

FOR THE PERIOD ENDED DECEMBER 31, 2001
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

			Pro Forma		Internet Security
	Internet Security		Acquisition		Systems, Inc.
	Systems, Inc.	vCIS, Inc.	Adjustments		Pro Forma

Revenues:
Product licenses and sales	$122,385,000				122,385,000
Subscriptions	66,687,000				66,687,000
Professional services	34,478,000				34,478,000

	223,550,000				223,550,000
Costs and expenses:
Cost of revenues:
Product	13,439,000				13,439,000
Subscriptions and services	50,708,000				50,708,000

Total cost of revenues	64,147,000				64,147,000
Research and development	35,413,000	2,569,286	28,486	I	38,010,772
Sales and marketing	92,001,000				92,001,000
General and administrative	20,442,000	325,395	19,496	I	20,786,891
Write-off of lease obligation	1,072,000				1,072,000
Charge for in-process research & development	2,910,000				2,910,000
Amortization of goodwill	26,505,000				26,505,000
Amortization of intangibles & stock based compensation	5,227,000		385,301	L	5,612,301

	247,717,000	2,894,681	433,283		251,044,964
Operating income (loss)	(24,167,000)	(2,894,681)	(433,283)		(27,494,964)
Interest income, net	6,250,000	(44,171)			6,205,829
Minority interest	(336,000)				(336,000)
Other income, including Japan IPO gain	15,132,000				15,132,000
Exchange gain (loss)	175,000				175,000

Income before income taxes	(2,946,000)	(2,938,852)	(433,283)		(6,318,135)
Provision for income taxes (@ 36% for pro forma)	12,521,000		(1,057,987	)J	11,463,013

Net income	$(15,467,000)	(2,938,852)	$624,703		$(17,781,149)

Basic net income (loss) per share of Common Stock	($0.34)				($.38)

Diluted net income per share of Common Stock	($.34)				($.38)

Weighted average number of shares:
Basic	45,649,000		K		46,614,740

Diluted	45,649,000		K		46,614,740

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

(A)	Record purchase price allocation for In-Process R & D of $14,100,000 and assembled workforce for $900,000.

(B)	Record allocation of excess purchase price of $4,301,706 as prescribed by paragraph 9 of SFAS 142.

(C)	Accrue acquisition costs of $800,000 related to merger primarily for professional fees.

(D)	Conversion of notes payable to third party investors of $3,265,960 to common stock of vCIS immediately prior to acquisition.

(E)	To reflect contribution of convertible line of credit note payable to ISS by vCIS to paid in capital. This line of credit was convertible to equity of vCIS at a rate equivalent to the most favorable rate offered to independent investors for any future equity offering.

(F)	To reflect the elimination of vCIS’s preferred stock, common stock, additional paid in capital, and accumulated deficit as of the merger and to reflect the issuance of 965,740 shares of ISS common stock.

(G)	Record deferred compensation of $152,834 related to unvested options assumed in the merger. The deferred compensation is the portion of intrinsic value of unvested options that will be deemed to be earned over the remaining vesting period.

(H)	Record charge of $18,109,162 for in-process research and development as of acquisition date (includes $4,009,162 of excess purchase price allocated to in-process research and development per paragraph 9 of SFAS 142.) The in-process research and development cost is treated as an expense and therefore decreases retained earnings. These costs are not reflected in the pro forma statements of operations because it represents a nonrecurring charge directly attributable to the transaction.

(I)	Adjust deferred compensation expense to include the portion of deferred compensation deemed to be earned in each period related to options assumed in the merger.

(J)	Adjust tax provision to recognize benefit from vCIS operating loss.

(K)	Weighted average shares used to calculate pro forma basic and diluted net loss per share for the period presented is computed using the weighted average number of common stock outstanding for the period presented and the shares that were issued in conjunction with the acquisition of vCIS as if such issued shares were outstanding as of the beginning of the periods presented. In addition, stock options assumed in the transaction are assumed to have been outstanding for the entire periods reported.

(L)	Record amortization expense for the assembled workforce. The asset is amortized straight line over three years.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2003

INTERNET SECURITY SYSTEMS, INC.

	By:	/s/ Thomas E. Noonan

Thomas E. Noonan Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP
99.2	Text of Joint Press Release of ISS and vCIS, dated October 30, 2002. *

*	Previously filed.